Exhibit 99.1

Chromocell Announces Stock Repurchase Plan

FREEHOLD, N.J., October 24, 2024 (GLOBE NEWSWIRE) -- Chromocell Therapeutics Corporation (“Chromocell”, or the “Company”), (NYSE American: CHRO), a pioneer in the development of non-opioid pain treatment therapeutics, today announced that its board of directors (the “Board of Directors”) has authorized an amendment (the “Amendment”) to the Company’s existing stock repurchase plan (as amended, the “Repurchase Plan”) to increase the total value of shares of Chromocell’s common stock (“Common Stock”) available for repurchase by the Company under the Repurchase Plan by an additional $500,000, to $750,000.

In addition, the Amendment extends the termination date of the Repurchase Plan from December 31, 2024 to June 30, 2025.

The Repurchase Plan does not obligate the Company to acquire any particular amount of Common Stock, and it may be modified, extended or terminated by the Board of Directors at any time.

“The increased ability to repurchase up to another $500,000 in shares of Chromocell’s common stock – in addition to the $250,000 previously available for repurchase under the repurchase plan – is the result of our continued belief that our common stock is undervalued, and we consider our common stock an attractive investment at the current price,” said Frank Knuettel, Chief Executive Officer and President.

Under the Repurchase Plan, the Company may repurchase shares of Common Stock from time to time in open market transactions or in privately negotiated transactions as permitted under the applicable rules and regulations. Open market purchases are intended to be conducted in accordance with the limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable legal requirements. The timing, volume and nature of such purchases will be determined at the sole discretion of the Company’s management at prices the Company considers attractive and in the best interests of the Company and its stockholders, subject to the availability of stock, general market conditions, trading price, the Company’s financial performance, and applicable securities laws. No assurance can be given that any amount of Common Stock will be repurchased. All or some portion of the repurchases will be made pursuant to trading plans under Rule 10b5-1 under the Exchange Act, which will permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

About Chromocell

Chromocell Therapeutics Corporation is a clinical-stage biotechnology company focused on developing and commercializing novel, non-opioid, non-addictive therapeutics to alleviate pain. The Company’s initial clinical focus is to selectively target the sodium ion-channel known as NaV1.7 for the treatment of various types of chronic neuropathic pain and acute and chronic eye pain. For company updates and to learn more about Chromocell, visit www.chromocell.com or follow us on social media.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding (i) the amount of shares of Common Stock to be repurchased under the Repurchase Plan, if any, (ii) the Company’s belief that its Common Stock is undervalued, (iii) the Company’s belief that its Common Stock is an attractive investment at its current price, (iv) the Company’s ability to conduct repurchases in accordance with applicable laws and regulations, (v) our ability to enhance stockholder value and (vi) the impact of laws and regulations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the Company’s Common Stock will be indicative of the Company’s value or that the Company’s Common Stock will become an attractive investment in the future. These and other risks and uncertainties are described more fully in in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Chromocell Media and Investor Inquiries

LR Advisors LLC

Jason Assad

678-570-6791

Jason@Chromocell.com